Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Interface, Inc. Savings and Investment Plan
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10377; No. 333-38675; No. 333-38677; No. 333-93679; No. 333-66956; No. 333-120813; No. 333-135781; No. 333-168373; No. 333-205949, and No. 333-248451) of Interface, Inc. and Subsidiaries of our report dated June 25, 2021, relating to the financial statements and supplemental schedule of Interface, Inc. Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Atlanta, Georgia
June 25, 2021